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                                                                    EXHIBIT 21.1

                                  Ultrak, Inc.

                          SUBSIDIARIES OF ULTRAK, INC.

1.   Ultrak Operating, L.P., a Texas limited partnership

2.   Ultrak GP, Inc., a Delaware corporation

3.   Ultrak LP, Inc., a Delaware corporation

4.   Dental Vision Direct, Inc., a Texas corporation

5.   Diamond Electronics, Inc., an Ohio corporation

6.   Ultrak Holdings Limited, a United Kingdom private limited liability company

7.   Groupe Bisset, S.A., a French corporation

8.   MAXPRO Systems Pty Ltd., an Australian corporation

9.   VideV GmbH, a German corporation

10.  Monitor Dynamics, Inc. a California corporation

11. Intervision Express Limited, a United Kingdom private limited liability company

12.  Veravision, Inc., a California corporation

13.  Security Procurement, B.V., a Dutch corporation

14.  Philtech Electronic Services, a South African corporation

15.  Casarotto Security, SrL, an Italian company

16.  Videosys Ltd., a United Kingdom private limited liability company

17.  Ultrak Asia Ltd., a Singapore company